Exhibit 10.2

INTERCREDITOR, TRADE CREDIT RESTRUCTURING

AND SECURITY AGREEMENT

This Intercreditor, Trade Credit Restructuring and Security Agreement, dated as of November 24, 2004 by and among Xplore Technologies Corp., a corporation incorporated under the laws of Canada (“Xplore”), Xplore Technologies Corporation of America, a corporation incorporated under the laws of Delaware and a wholly-owned subsidiary of Xplore (“Xplore America”), Phoenix Enterprises LLC, a limited liability company organized under the laws of the State of Delaware (“Phoenix”), Phoenix Venture Fund LLC, a limited liability company organized under the laws of the State of Delaware (“Phoenix Fund”), The Philip S. Sassower 1996 Charitable Remainder Annuity Trust, a trust organized under the laws of the State of New York (the “Trust”) and Wistron Corporation, a corporation incorporated under the laws of Taiwan (“Wistron”).

WHEREAS, the Parties agree that their mutual goal is to facilitate Xplore’s continuation as a viable entity and future achievement of profitability, and in particular, to ensure that new cash infusions to Xplore are used for the launch of the Wildcat II (Centrino) product line;

WHEREAS pursuant to that certain Debenture Purchase Agreement, dated November 5, 2002 (the “November 2002 Agreement”), by and among Xplore, Phoenix, Phoenix Enterprises Family Fund, LLC (the “Family Fund”), the Trust and each of the other lenders listed on Schedule 1 thereto (Phoenix, the Family Fund, the Trust and each such lender, collectively, the “November 2002 Lenders”), the November 2002 Lenders loaned an aggregate of $5,000,000 to Xplore, and Xplore, among other things, issued debentures in the aggregate principal amount of $5,000,000 to the November 2002 Lenders;

WHEREAS, pursuant to that certain December 2002 Debenture Purchase Agreement, dated December 6, 2002 (the “December 2002 Agreement”), by and among Xplore, Phoenix and each of the other lenders listed on Schedule 1 thereto (Phoenix and each such lender, collectively, the “December 2002 Lenders”), the December 2002 Lenders loaned an aggregate of $1,000,000 to Xplore, and Xplore, among other things, issued debentures in the aggregate principal amount of $1,000,000 to the December 2002 Lenders;

WHEREAS, pursuant to terms of the April 2003 Debenture Purchase Agreement dated as of April 9, 2003 (the “April 2003 Agreement”), by and among Xplore, Phoenix and each of the other lenders listed on Schedule 1 thereto (Phoenix and each such lender, collectively, the “April 2003 Lenders”), the April 2003 Lenders loaned an aggregate of $1,000,000 to Xplore, and Xplore, among other things, issued debentures in the aggregate principal amount of $1,000,000 to the April 2003 Lenders;

WHEREAS, pursuant to terms of the Second April 2003 Debenture Purchase Agreement dated as of April 28, 2003 (the “Second April 2003 Agreement”), by and among Xplore, Phoenix and each of the other lenders listed on Schedule 1 thereto (Phoenix and each such lender, collectively, the “Second April 2003 Lenders”), the April 2003 Lenders loaned an aggregate of $1,000,000 to Xplore, and Xplore, among other things, issued debentures in the aggregate principal amount of $1,000,000 to the Second April 2003 Lenders;

WHEREAS, pursuant to terms of the September 2004 Debenture Purchase Agreement dated as of September 15, 2004 (the “September 2004 Agreement”), by and among Xplore and the Trust, the Trust loaned an aggregate of $1,050,000 to Xplore, and Xplore, among other things, issued a debenture in the aggregate principal amount of $1,050,000 to the Trust;

WHEREAS, pursuant to terms of that November 2004 Debenture Purchase Agreement dated as of the date hereof (the “November 2004 Agreement”), by and among Xplore, Phoenix Fund and each of the other lenders listed on Schedule 1 thereto (Phoenix Fund and each such lender, collectively, the “November 2004 Lenders”), the November 2004 Lenders have agreed to loan an aggregate of $5,000,000 to Xplore, and Xplore, among other things, has agreed to issue convertible debentures in the aggregate principal amount of $5,000,000 to the November 2004 Lenders

WHEREAS, it is in the best interests of the November 2002 Lenders, the December 2002 Lenders, the April 2003 Lenders, the Second April 2003 Lenders and the Trust, as investors in Xplore, for Xplore to receive the proceeds from the November 2004 Loan;

WHEREAS, it is in the best interests of Wistron, as a supplier to and creditor of Xplore, for Xplore to receive the proceeds from the November 2004 Loan; and

WHEREAS, as a condition precedent to the November 2004 Lenders entering into the November 2004 Agreement and making the November 2004 Loan, Xplore and Wistron must execute and deliver this Agreement, which, among other things, provides for (i) the restructuring of Xplore’s trade credit debt with Wistron, (ii) an increase in Xplore’s trade credit line with Wistron, and (iii) the restructuring of Xplore NRE debt with Wistron, including the issuance of common shares of Xplore in partial conversion thereof.

NOW, THEREFORE, in consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

SECTION 1.1.                  Definitions

Terms used herein that are defined in the UCC have the meanings defined for those terms in the UCC unless otherwise expressly defined herein. References to sums of money herein are to U.S. dollars, unless otherwise specified. The following additional terms, as used herein, shall have the following respective meanings:

“April 2003 Collateral” means collectively, the Collateral, as that term is defined in Section 3(a) of the April 2003 Security Agreement and (ii) the Secured Property, as that term is defined in Section 3.1 of the April 2003 Agreement.

“April 2003 Security Agreement” means that certain Security Agreement, dated as of April 9, 2003, between Xplore America and Phoenix, for the benefit of the lenders listed on Schedule 1 attached thereto.

“Business Day” means any day other than Saturday, Sunday or a day on which chartered banks are closed for business in New York, New York.

“Claims” means all present and future claims of the Creditors against Xplore (including the Obligations) for the payment of money, including all claims for principal and interest (including interest accruing after the commencement of a bankruptcy proceeding by or against Xplore) or for reimbursement of fees, costs or expenses, or otherwise, whether fixed or contingent, matured or unmatured, liquidated or unliquidated, and whether arising under contract, in tort or otherwise.

“Common Shares” means common shares, no par value, of Xplore.

“Collateral” means collectively, the Wistron Collateral and the Phoenix Collateral.

“Creditors” means Wistron and the Phoenix Creditors and “Creditor” means each of them.

“Debtor” means Xplore and Xplore America.

“December 2002 Collateral” means collectively, the Collateral, as that term is defined in Section 3(a) of the December 2002 Security Agreement and (ii) the Secured Property, as that term is defined in Section 3.1 of the December 2002 Agreement.

“December 2002 Security Agreement” means that certain Security Agreement, dated as of December 6, 2002, between Xplore America and Phoenix, for the benefit of the lenders listed on Schedule 1 attached thereto.

“Existing Debenture Agreements” means collectively, the November 2002 Agreement, the December 2002 Agreement, the April 2003 Agreement, the Second April 2003 Agreement, the September 2004 Agreement and the November 2004 Agreement.

“Financing Documents” means (i) the November 2002 Agreement and any other Transaction Documents (as that term is defined in the November 2002 Agreement), (ii) the December 2002 Agreement and any other Transaction Documents (as that term is defined in the December 2002 Agreement), (iii) the April 2003 Agreement and any other Transaction Documents (as that term is defined in the April 2003 Agreement), (iv) the Second April 2003 Agreement and any other Transaction Documents (as that term is defined in the Second April 2003 Agreement), (v) the September 2004 Agreement and any other Transaction Documents (as that term is defined in the September 2004 Agreement), (vi) the November 2004 Agreement and any other Transaction Documents (as that term is defined in the September 2004 Agreement), and (vii) this Agreement.

“November 2002 Collateral” means collectively, the Collateral, as that term is defined in Section 3(a) of the November 2002 Security Agreement and (ii) the Secured Property, as that term is defined in Section 3.1 of the November 2002 Agreement.

“November 2002 Security Agreement” means that certain Security Agreement, dated as of November 5, 2002, between Xplore America and Phoenix, for the benefit of the lenders listed on Schedule 1 attached thereto.

“November 2004 Collateral” means collectively, the Collateral, as that term is defined in Section 3(a) of the November 2004 Security Agreement and (ii) the Secured Property, as that term is defined in Section 3.1 of the November 2004 Agreement.

“November 2004 Security Agreement” means that certain Security Agreement, dated as of November 23, 2004, between Xplore America and Phoenix Fund, for the benefit of the lenders listed on Schedule 1 attached thereto.

“Parties” means Xplore, Phoenix, Phoenix Fund, the Trust and Wistron and “Party” means each of them.

“Phoenix Collateral” means collectively, the November 2002 Collateral, the December 2002 Collateral, the April 2003 Collateral, the Second April 2003 Collateral, the September 2004 Collateral and the November 2004 Collateral.

“Phoenix Creditors” means collectively, the November 2002 Lenders, the December 2002 Lenders, the April 2003 Lenders, the Second April 2003 Lenders, the Trust and the November 2004 Lenders.

“Securities Act” means the Securities Act (Ontario).

“September 2004 Collateral” means collectively, (i) the Collateral, as that term is defined in Section 3(a) of the September 2004 Security Agreement and (ii) the Secured Property, as that term is defined in Section 3.1 of the September 2004 Agreement.

“September 2004 Security Agreement” means that certain Security Agreement, dated as of September 15, 2004, between Xplore America and the Trust.

“Second April 2003 Collateral” means collectively, (i) the Collateral, as that term is defined in Section 3(a) of the Second April 2003 Security Agreement and (ii) the Secured Property, as that term is defined in Section 3.1 of the Second April 2003 Agreement.

“Second April 2003 Security Agreement” means that certain Security Agreement, dated as of April 28, 2003, between Xplore America and Phoenix, for the benefit of the lenders listed on Schedule 1 attached thereto.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York, and as the same may be amended or revised from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

ARTICLE II

TRADE CREDIT LINE

SECTION 2.1.                  Increase in Xplore Trade Credit Line

(a)                                  Wistron hereby increases Xplore’s trade credit line with Wistron (the “Credit Line”) from $2.0 million to $4.0 million, an aggregate increase of $2.0 million; provided, that, Xplore shall, as soon as available and in any event within forty-five (45) days after the end of each calendar month, deliver to Wistron (i) unaudited summary financial statements with respect to such month, and (ii) a report providing detailed accounts receivable aging information for such month.

(b)                                 Wistron hereby extends the payment terms under the Credit Line for any and all product purchases made by Xplore from Wistron from net 45 days to net 60 days (as calculated from the date of shipment from Wistron’s manufacturing facility).

(c)                                  Wistron and Xplore agree that, prior to April 30, 2005, they shall in good faith review the Credit Line to determine, based on Xplore’s then current financial status and sales prospects, whether the Credit Line should be further increased, decreased or remain the same.

(d)                                 Notwithstanding Section 2.1(c), after the aggregate proceeds received by Xplore in connection with any future equity and/or debt financing (excluding the proceeds from the November 2004 Loan and the increase of the Credit Line) exceed $15.0 million, the Parties shall in good faith re-review the Credit Line to determine, based on Xplore’s then current financial status and sales prospects, the appropriate level of the Credit Line.

SECTION 2.2.                  Granting of Security Interest

(a)                                  As security for the prompt payment and performance of all debts, liabilities and obligations of Debtor to Wistron which arise from the purchase by Debtor from Wistron of any item described in clause (i) below, whether direct or indirect, absolute or contingent, matured or unmatured, present or future (collectively, the “Obligations”), Debtor hereby grants to Wistron a continuing purchase money security interest in all of the following personal property, whether now owned or hereafter acquired and wherever located (the “Wistron Collateral”):  (i) all of Debtor’s inventory and other goods, manufactured, distributed, consigned, or sold by Wistron to or for Debtor (A) from and after November 24, 2004, and (B) in excess of $2 million (i.e. financed under the increased Credit Line); and (ii) all proceeds thereof, including without limitation, all accounts receivable, contract rights, general intangibles, instruments, chattel paper, documents, deposit accounts, investment property, letter of credit rights, supporting obligations, and insurance refund claims and other insurance claims and proceeds relating directly thereto.

(b)                                 Xplore represents and warrants to Wistron that, subject to the terms and conditions hereof and to the enforceability hereof against each Creditor, Section 2.2(a) creates a valid security interest in the Wistron Collateral and, upon the filing of a properly completed UCC-1 financing statement in the appropriate filing offices, Wistron shall have a valid first priority perfected security interest in the Wistron Collateral, securing payment of the Obligations.

(c)                                  Xplore shall reimburse Wistron for all reasonable costs and expenses (including, but not limited to, reasonable attorney’s fees) incurred by Wistron in enforcing its security interest in the event Xplore defaults under the Obligations.

SECTION 2.3.                  Accounts Receivable; Inventory

Xplore shall use commercially reasonable efforts to reduce its accounts receivable aging cycle and increase its inventory turn rate.

ARTICLE III

INTERCREDITOR AGREEMENT

SECTION 3.1.                  Security Interest Priorities

(a)                                  Notwithstanding (i) the time or order of attachment, the time, manner or order of perfection of the security interests and liens granted in favor of the Creditors, or the time or order of filing or recordation of any document or instrument, or other method of perfecting any security interest or lien of any Creditor, (ii) the provisions of the UCC or any other applicable law or decisions, (iii) the provisions of any contract or Financing Document (subject to the terms of this Agreement) in effect between either a Creditor, on one hand, and Xplore or any affiliate thereof, on the other hand, and (iv) whether either any Creditor or any agent or bailee of any Creditor holds possession of any part or all of the Collateral, and to the extent the Wistron Collateral overlaps with and is the same as the Phoenix Collateral, the security interest of Wistron in the Wistron Collateral shall rank senior to and have first priority over the security interest of the Phoenix Creditors in the Wistron Collateral.

(b)                                 Wistron hereby disclaims and waives any rights to or security interest in any of the Phoenix Collateral which does not constitute part of the Wistron Collateral, and acknowledges and agrees that the security interest of Phoenix in such Phoenix Collateral is superior and first in priority to any security interest which Wistron may have in such Phoenix Collateral.

(c)                                  For the purpose of the priorities established hereunder, any claim of a right of setoff shall be treated in all respects as a security interest, and no claimed right of setoff shall be asserted to defeat or diminish the rights or priorities provided for herein. The priorities set forth herein are solely for the purpose of establishing the relative rights of the Creditors and there are no other persons or entities who are intended to be benefited in any way by this Agreement.

SECTION 3.2.                  Perfection; Enforceability

Each Creditor shall be solely responsible for perfecting and maintaining the perfection of its security interest in and to each item constituting the Collateral in which such Creditor has been granted a security interest. Wistron agrees that it will not contest the validity, perfection, priority or enforceability of the Phoenix Creditors’ security interest in the Phoenix Collateral and the Phoenix Creditors each agree that they will not contest the validity, perfection, priority or enforceability of Wistron’s security interest in the Wistron Collateral, including, but not limited to, in any judicial proceedings in connection with or related to the bankruptcy and/or reorganization of Xplore.

SECTION 3.3.                  Independent Credit Investigations

No Creditor nor any of their respective directors, officers, agents or employees shall be responsible to any other Creditor or to any other person or entity for Xplore’s solvency, creditworthiness, financial condition, or ability to repay any of the Claims or for the accuracy of any recitals, statements, representations or warranties of Xplore, oral or written, or for the validity, sufficiency, enforceability or perfection of the Claims or the Financing Documents, or any security interests or liens granted by Xplore to any Creditor in connection therewith. Each Creditor has entered into its respective financing agreements with Xplore based upon its own independent investigation, and makes no warranty or representation to the other Creditors nor does it rely upon any representation of the other Creditors with respect to matters identified or referred to in this paragraph. No Creditor shall have any liability to the other Creditors for monitoring or assuring compliance by Xplore with any of Xplore’s covenants or representations made to any other Creditor. Without limiting the generality of the foregoing, any Creditor may perform or require performance by Xplore in accordance with the terms of its respective Financing Documents (subject to this Agreement) without regard to whether Xplore’s performance in accordance to the terms thereof might or would constitute or result in a breach of the covenants or representations under the other Creditors’ Financing Documents, and under no circumstances shall any Creditor be liable to any other Creditor for inducing a breach or violation of such Creditor’s Financing Documents by virtue of performing or requiring performance by Xplore in accordance with the terms of its own Financing Documents (subject to this Agreement).

ARTICLE IV

EXISTING PRODUCT PURCHASE OBLIGATIONS

SECTION 4.1.                  Payment by Xplore

(a)                                  Xplore shall pay to Wistron, by no later than the date of the consummation of the November 2004 Loan, $1.0 million (less any payments made by Xplore to Wistron from October 1, 2004 through the consummation of the November 2004 Loan) representing the aggregate amount due Wistron for certain products shipped and billed to Xplore by Wistron prior to the date hereof, but not yet paid for by Xplore, as listed by each invoice number and set forth on Schedule 4.1 annexed hereto.

(b)                                 To the extent such $1.0 million payment does not satisfy in full the aggregate amount due Wistron for such past product shipments, any such difference shall be applied against the Credit Line, such that the amount then available to Xplore at that time under the Credit Line shall be reduced by the aggregate amount of such difference.

ARTICLE V

FUTURE THIRD-PARTY FINANCING

SECTION 5.1.                  Working Capital Credit Facility

(a)                                  Subject to Section 5.1(b), Xplore will use commercially reasonable efforts to promptly secure a working capital credit facility (a “Working Capital Credit Line”) with a third-party lender (a “Working Capital Lender”), on terms and conditions reasonably satisfactory to Xplore. The purpose of such facility will be to, among other things, provide adequate cash flow to support Xplore’s expected sales ramp-up.

(b)                                 In the event Xplore consummates a Working Capital Credit Line with a Working Capital Lender, each of the Creditors agree to subordinate their respective security interests in the Collateral to those of such Working Capital Lender, to the extent reasonably requested by such Working Capital Lender, and to enter into an intercreditor agreement with such Working Capital Lender, taking into account the terms and conditions of this Agreement and containing customary terms and conditions reasonably satisfactory to the Working Capital Lender and the Creditors.

ARTICLE VI

PARTIAL CONVERSION OF AND REPAYMENT OF DEBT

SECTION 6.1.                  Partial Conversion of NRE/Tooling Debt

(a)                                  Effective immediately, $1,349,005 (the “Conversion Amount”) of the $2,248,341 owned by Xplore to Wistron in connection with the iX104 and Xpad NRE/Tooling (the “NRE/Tooling Debt”) shall be converted into 3,065,920 Common Shares of Xplore and the Conversion Amount shall be deemed to be indefeasibly paid in-full upon issuance of such Common Shares.

(b)                                 Xplore represents and warrants to Wistron that such 3,065,920 Common Shares issued to Wistron pursuant to Section 6.1(a) shall be (i) duly authorized, validly issued, fully paid and nonassessable, and (ii) under Ontario securities laws and regulations currently in effect, freely tradeable in the Province of Ontario on the date that is four months and a day after the date hereof, subject to restrictions on transfers by reason of Wistron becoming a “control person” of Xplore or conditions provided for under Ontario securities laws relating to ordinary course resale restrictions.

(c)                                  Wistron acknowledges, agrees and confirms that (i) its election to convert $1,349,005 of the NRE/Tooling Debt into 3,065,920 Common Shares of Xplore is unconditional and irrevocable and (ii) such conversion constitutes payment in-full of such amount.

SECTION 6.2.                  Repayment of NRE/Tooling Debt

(a)                                  Xplore shall pay to Wistron, in partial satisfaction of the remaining NRE/Tooling Debt, (i) any and all net proceeds received by Xplore in the sale of its Xpad technology to a third-party, and (ii) any and all royalties received by Xplore from Wistron under that Marketing and Distribution Agreement by and between Xplore and Wistron; provided, that the aggregate amounts paid by Xplore under clauses (i) and (ii) hereof shall not exceed the amount of the then remaining NRE/Tooling Debt.

(b)                                 On or prior to April 30, 2005, Xplore shall pay $899,336 (less any amounts paid to Wistron pursuant to Section 6.2(a)) to Wistron in full satisfaction of the remaining NRE/Tooling Debt, if any.

(c)                                  Each of (i) Phoenix, on behalf of itself and each of the November 2002 Lenders, the December 2002 Lenders, the April 2003 Lenders and the Second April 2003 Lenders, (ii) the Trust, and (iii) Phoenix Fund, on behalf of itself and the November 2004 Lenders, do hereby waive any early debt repayment rights they may have pursuant to any of their respective Financing Documents with respect to any Xplore funds utilized for repayment of the NRE/Tooling Debt made by Xplore to Wistron pursuant to this Section 6.2.

ARTICLE VII

STANDSTILL AGREEMENT

SECTION 7.1.                  Restriction on Certain Actions of Wistron

(a)                                  For the period commencing on the date hereof and ending on October 31, 2006, Wistron shall not, without the prior written consent of the Board of Directors of Xplore:

(i)                                     acquire, offer to acquire, or agree to acquire, directly or indirectly, including with any person or company acting jointly or in concert (within the meaning of Section 91 of the Securities Act) with Wistron, by purchase or otherwise, beneficial ownership of any securities or direct or indirect rights to acquire any securities of Xplore;

(ii)                                  grant any proxies with respect to any voting securities of Xplore, or securities convertible into or exchangeable for such securities or deposit any such securities in a voting trust or enter into any other arrangement or agreement with respect to the voting thereof; or

(iii)                               make, or in any way participate in, directly or indirectly, any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of any voting securities of Xplore.

(b)                                 Notwithstanding Section 7.1(a), Wistron shall be entitled to accept or participate in any unsolicited proposal from any independent third-party made to all Xplore shareholders on the same terms, and subject to the same conditions, as would apply to any other shareholder of Xplore.

(c)                                  Nothing in this Article VII shall preclude Wistron from exercising those rights of a creditor of Xplore as allowed under applicable law.

(d)                                 Wistron acknowledges and agrees that (i) the provisions of Section 7.1(a) are reasonable and necessary to protect the proper and legitimate interests of Xplore and (ii) Xplore would be irreparably harmed in the event that any of the provisions of Section 7.1(a) were not performed in accordance with their specific terms or were otherwise breached, making any remedy at law inadequate. Accordingly, Wistron further acknowledges and agrees that (i) Xplore shall be entitled to an injunction and/or injunctions to redress breaches or threatened breaches thereof and to specific performance, in addition to any other appropriate relief, all of the same being cumulative, and (ii) that Xplore may apply to any court of competent jurisdiction for specific performance, injunctive or other relief to enforce to provisions of Section 7.1(a)  and/or to prevent any violation of it, and shall not be required to post any bond as a condition of procuring such injunctive or other equitable relief.

ARTICLE VIII

CONFIDENTIALITY

SECTION 8.1.                  Confidentiality

Each Party hereby agrees to treat all information concerning another Party furnished, or to be furnished, by or on behalf of the other Party in accordance with the provisions of this Section 8.1 (collectively, the “Information”), and to take, or abstain from taking, other actions set forth herein. The Information will be kept confidential by each Party hereto and its officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed to a Party’s officers, directors, employees, representatives, agents, and advisors who need to know such information for the purposes of this Agreement, (ii) any disclosure of such Information may be made if the Party from which such Information was obtained consents in writing, (iii) such Information may be disclosed to the extent such Information is in the public domain or otherwise available to a Party hereto from a source other than the other Party, and (iv) such Information may be disclosed if so required by law or regulation.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

SECTION 9.1.                  Representations and Warranties of the Parties

Each Party, as to itself only, represents and warrants to each other Party that:

(a)                                  The execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate or other action and this Agreement constitutes the valid, legal and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights.

(b)                                 The execution, delivery and performance of this Agreement by such Party does not and will not (i) conflict with, violate or breach the Certificate of Incorporation, By Laws or similar organizational documents of such Party; (ii) conflict with, or result in a breach of, any contract or agreement to which such Party is a party to or by which such Party is bound, except, in the case of Xplore, for breaches of the Existing Debenture Agreements, for which waivers have been obtained; or (iii) violate any law, rule or regulation applicable to or affecting such Party, or any judgment, order or decree of any government, governmental body or court having jurisdiction over such Party.

SECTION 9.2.                  Representations and Warranties of Xplore

Xplore represents and warrants to each other Party that:

(a)                                  it has obtained all consents required to consummate the transactions contemplated by this Agreement, including the conditional approval of the Toronto Stock Exchange.

ARTICLE X

GENERAL

SECTION 10.1.           Termination

This Agreement is a continuing agreement and, unless each Party has specifically consented in writing to its earlier termination, this Agreement shall remain in full force and effect in all respects until such time as the Claims are paid or otherwise satisfied in full and each Creditor has released or terminated its respective security interests in its respective Collateral.

SECTION 10.2.           Notices

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., (New York time), on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., (New York time), on any date and earlier than 11:59 p.m., (New York time), on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the Party to whom such notice is required to be given. The addresses for such communications shall be addressed:

(a)                                  to Phoenix, Phoenix Fund or the Trust at:

135 East 57th Street, 12th Floor

New York, NY 10022

Attention: Philip S. Sassower

Facsimile: (212) 319-4970

with a copy to:

Brown Raysman Millstein Felder & Steiner LLP

900 Third Avenue

New York, NY 10022

Attention: David M. Warburg

Facsimile: (212) 895-2900

and with a copy to Xplore and Xplore America as set forth below.

(b)                                 to Xplore or Xplore America at:

Xplore Technologies Corp.

14000 Summit Drive, Suite 900

Austin, Texas 78728

Attention: Michael J. Rapisand
Facsimile: (512) 336-7791

with a copy to:

McCarthy Tétrault LLP

Suite 4700

Toronto Dominion Bank Tower

Toronto, ON  M5K 1E6

Attention: Jonathan Grant

Facsimile: (416) 868-0673

and with a copy to Phoenix, Phoenix Fund and the Trust as set forth above.

(c)                                  to Wistron at:

Attention:

Facsimile:

and with a copy to Xplore, Xplore America, Phoenix, Phoenix Fund and the Trust as set forth above.

SECTION 10.3.           Expenses

Each Party shall be solely responsible for and bear all of its own respective expenses, including, without limitation, expenses of its respective legal counsel, accountants, and other advisors, incurred at any time in connection with pursuing or consummating any of the transactions contemplated by this Agreement.

SECTION 10.4.           Successors and Assigns

(a)                                  This Agreement shall be binding on and shall inure for the benefit of each of the Parties’ successors and permitted assigns.

(b)                                 Neither Party shall assign or otherwise transfer all or part of its rights and obligations under this Agreement without the prior written consent of the other Parties. Each Creditor covenants that any transferee from it of any Claims shall, prior to acquiring such Claims, execute and deliver a counterpart of this Agreement to each of the Parties to this Agreement

SECTION 10.5.           Amendments and Waivers

(a)                                  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.

(b)                                 No waiver by a Party of any default or breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default or breach hereunder or affect in any way any of such Party’s rights arising by virtue of any prior or subsequent such occurrence.

SECTION 10.6.           Severability

If any term, provision or restriction contained in this Agreement is held invalid, void, or unenforceable by a court of competent jurisdiction, the remaining terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

SECTION 10.7.           Governing Law; Consent to Service of Process

(a)                                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflicts of law. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in such federal or state court or courts located within the State of New York as provided by law.

(b)                                 The Parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of New York and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

SECTION 10.8.           Entire Agreement

This Agreement, and the documents referred to herein constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties hereto concerning such subject matter are expressly superseded.

SECTION 10.9.           Construction

The Parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all of the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 10.10.       Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement, as of the date first written above.

WISTRON CORPORATION		XPLORE TECHNOLOGIES INC.

By:	/s/ Simon Lin	By:	/s/ Brian Groh
	Name: Simon Lin		Name: Brian Groh
	Title: Chairman & CEO		Title: President and CEO

XPLORE TECHNOLOGIES CORPORATION OF AMERICA		PHOENIX ENTERPRISES, LLC

By:	/s/ Brian Groh	By:	/s/ Philip S. Sassower
	Name: Brian Groh		Name: Philip S. Sassower
	Title: President and CEO		Title: CEO

	THE PHILIP S. SASSOWER 1996 CHARITABLE REMAINDER ANNUNITY TRUST	PHOENIX VENTURE FUND LLC By: SG Phoenix Ventures LLC,
its Managing Member

By:	/s/ Philip S. Sassower	By:	/s/ Philip S. Sassower
	Name: Philip S. Sassower Title: Trustee		Name: Philip S. Sassower Title: Managing Member